Exhibit 3.1

BY-LAWS
OF
ALLEGIANT TRAVEL COMPANY

ARTICLE ONE
OFFICES
    Section 1.1 Registered Office and Agent. The corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.
    Section 1.2 Other Offices. The corporation may have offices at such place or places, within or without the State of Nevada, as the Board of Directors may, from time to time, appoint or as the business of the corporation may require or make desirable.
ARTICLE TWO
CAPITAL STOCK
    Section 2.1 Issuance and Notice. Certificates of each class of stock shall be numbered consecutively in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. In an appropriate place in the corporate records there shall be entered the name of the person owning the shares, the number of shares and the date of issue. Certificates of stock exchanged or returned shall be canceled and placed in the corporate records. Facsimile signatures may be utilized in accordance with Section 2.2 of this Article. Any shares of the Company’s Common Stock and any other class of stock designated by resolution of the Board of Directors of the corporation may be recorded on the books of the corporation or its transfer agent as uncertificated shares; provided, however, that no shares represented by a certificate may be uncertificated until and unless such certificate is surrendered to the corporation or its transfer agent. Every holder of shares of stock in the corporation shall be entitled to have a stock certificate signed by, or in the name of, the corporation.

    Section 2.2 Transfer Agents and Registrars. The Board of Directors of the corporation may appoint a transfer agent or agents and a registrar or registrars of transfer (other than the corporation itself or an employee thereof) for the issuance of shares of stock of the corporation and may require that all stock certificates bear the signature of such transfer agent and registrar. In the event a share certificate is authenticated by both the transfer agent and registrar, any share certificate may be signed by the facsimile of the signature of either or both of the President and Secretary printed thereon. If the same is countersigned by the transfer agent and registrar of the corporation, the certificates bearing the facsimile of the signatures of the President and Secretary shall be valid in all respects as if such person or persons were still in office even though such person or persons shall have died or otherwise ceased to be officers.
    Section 2.3 Transfer. Upon the surrender to the corporation or to the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment of authority to transfer, it shall be the duty of the corporation to issue a certificate to the person entitled thereto, to cancel the surrendered certificate and to record the transaction upon its books.
    Section 2.4 Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board of Directors so requires, comply with such other conditions applicable to the circumstances as the Board of Directors may require, including the delivery of a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificates; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.
    Section 2.5 Stockholders of Record. The corporation shall be entitled to recognize the exclusive right of a person registered on the books as the owner of shares entitled to receive dividends or to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
    Section 2.6 Determining Stockholders of Record. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of Stockholders or the date for payment of any dividend. Such date shall serve as the record date for the determination of the Stockholders entitled to notice of and to vote at such meeting or to receive payment of such dividend. When a record date is so fixed, only Stockholders of record on that date shall be entitled to notice of and to vote at the meeting or to receive payment of any dividend, notwithstanding any transfer of any shares on the books of the corporation after the record date.
    Section 2.7 Voting. The holders of the common stock shall be entitled to one vote for each share of stock standing in their name. The holders of any class or series of preferred stock shall have the rights to vote specified in the corporation's articles of incorporation or certificate of rights, preferences and privileges filed in accordance with the laws of the State of Nevada.
    Section 2.8 Statement of Rights of Holders of Stock. So long as the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate of stock, or the certificate shall have a statement that the corporation will furnish to any Stockholder upon request and without charge, a full or summary statement of the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof.
ARTICLE THREE
STOCKHOLDERS' MEETINGS
    Section 3.1 Place of Meetings. All meetings of the Stockholders shall be held at the registered office of the corporation or at such other place, either within or without the State of Nevada, as the Board of Directors may, from time to time, designate.
    Section 3.2 Annual Meeting. An annual meeting of the Stockholders shall be held each year at such time and date between January 1 and June 30 as shall be designated by the Board of Directors and stated in the notice of the meeting. If an annual meeting has not been called and held by June 30 of any year, such meeting may be called by the holders of ten percent (10%) or more of the voting power of the corporation outstanding and entitled to vote. At such annual meeting, the Stockholders shall elect a Board of Directors as provided in Section 3.8 and transact such other business as may properly be brought before the meeting.
    Section 3.3 Special Meetings.
        A.    Calling of Special Meetings. Special meetings of the Stockholders may be called by the Chairman of the Board, the Chief Executive Officer or by a majority of the Board of Directors in office and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by one or more Stockholders of record that, at the time a request is delivered, collectively own (as provided in Section 3.16(e)) at least twenty-five percent (25%) of all of the shares entitled to vote at the proposed special meeting (the “Requisite Percentage”); provided, however, that a special meeting requested by one or more Stockholders (a “Stockholder Requested Meeting”) shall be called by the Secretary only if the Stockholders requesting such meeting provide the information set forth in Section 3.3B below and otherwise comply with this Section 3.3, as determined by the Board of Directors.
    B.    Stockholder Requested Meetings. In order for a Stockholder Requested Meeting to be called by the Secretary pursuant to Section 3.3A, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the Stockholder(s) of record that Own(s) the Requisite Percentage (or its or their respective duly authorized agent) must be delivered to the Secretary at the principal office of the corporation and must be accompanied by:.
        1.    in the case of any Stockholder Requested Meeting at which director nominations are proposed to be presented, the Required Information, as that term is defined in Section 3.16(a) and the completed and signed questionnaire and representation and agreement required by Section 3.16(h);
        2.    in the case of any Stockholder Requested Meeting at which any business other than director nominations is proposed to be presented, the information (as well as updates and supplements, if applicable) required by Section 3.6B (as though such provisions were applicable to special meetings); and
        3.    as to each Stockholder of the corporation signing such request, or if such Stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, an affidavit by each such person (A) stating the number of shares of capital stock of the corporation that he, she, or it Owns as of the date such request was signed; (B) agreeing to (1) update and supplement such affidavit as of the record date for the Stockholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal office of the corporation not later than five (5) business days after the record date for such Stockholder Requested Meeting) and as of the date that is ten (10) business days prior to the date of the Stockholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal office of the corporation not later than seven (7) business days prior to the date of such Stockholder Requested Meeting) and (2) notify the corporation promptly (and in any event within forty-eight (48) hours) of any disposition after the record date for such Stockholder Requested Meeting, but prior to the date of the Stockholder Requested Meeting; and (C) acknowledging that in the event of any decrease in the number of shares of capital stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting owned by such person at any time before the Stockholder Requested Meeting, (x) such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of capital stock of the corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percentage, and (y) any reduction that results in the requesting Stockholders not Owning the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request.
    C.    One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements of this Section 3.3 set forth above and has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within five (5) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting Stockholder may revoke his, her, or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal office of the corporation; provided, however, that if following such revocation, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Stockholder Requested Meeting. The determination of the validity of a Special Meeting Request shall be made by the Board of Directors, a committee of the Board of Directors, or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the corporation, its Stockholders, and any other applicable person so long as made in good faith (without any further requirements). A Special Meeting Request shall not be valid if such Special Meeting Request relates to an item of business that is not a matter on which shareholders are authorized to act under, or that involves a violation of, applicable law. Except as otherwise provided by applicable law or except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chairman of the Stockholder Requested Meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 3.3 and applicable law and (ii) if any proposed business was not made or proposed in compliance with this Section 3.3 and applicable law, to declare that such proposed business shall not be transacted.
    D.    Business transacted at any Stockholder Requested Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request and (ii) any additional matters that the Board of Directors determines to include in the corporation’s notice of the meeting. If none of the Stockholders who submitted the Special Meeting Request, or their qualified representatives, appears at the Stockholder Requested Meeting and presents the matters to be presented for consideration that were specified in the Special Meeting Request, the corporation need not present such matters for a vote at such meeting (notwithstanding that ballots or proxies in respect of such matter may have been received by the corporation). For purposes of this Section 3.3, to be considered a qualified representative of a Stockholder, (A) a person must be a duly authorized officer, manager, or partner of such Stockholder or must be authorized by a writing executed by such Stockholder stating that such person is authorized to act for such Stockholder as proxy at the meeting of Stockholders; and (B) prior to the presentation of such matters at the meeting of Stockholders, such person must produce a valid government-issued photo identification, as well as either (1) proof that he, she, or it is a duly authorized officer, manager, or partner of such Stockholder or (2) such writing (or a reliable reproduction or electronic transmission of the writing).

E.    Permissible Matters. Business transacted at all special meetings shall be confined to the objects stated in the notice calling the meeting.

    Section 3.4 Notice.
    A.    Notice of Meetings. Notice of all meetings of Stockholders shall be given in writing to Stockholders entitled to vote signed by the Secretary or an Assistant Secretary or other person charged with that duty, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or Stockholder.
    B.    Method of Notice. A notice may be given by the corporation to any Stockholder, either personally or by mail or other means of written communication, charges prepaid, addressed to the Stockholder at his address appearing on the books of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon, prepaid and addressed to the Stockholder at his address as it appears on the stock transfer books of the corporation.
    C.    Time of Notice. Notice of meeting of Stockholders shall be sent to each Stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.
        D.    Contents of Notice. Notice of any meeting of Stockholders shall specify the place, the day and the hour of the meeting and the purpose for calling the meeting.
    Section 3.5 Waiver of Notice. Notice of a meeting need not be given to any Stockholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Stockholder's waiver shall be deemed the equivalent of giving proper notice. Attendance of a Stockholder at a meeting, either in person or by proxy, shall by itself constitute a waiver of notice and a waiver of any and all objections to the time or place of the meeting or the manner in which it has been called or convened, unless a Stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.
    Section 3.6 Business at Stockholder Meetings.
A.At any meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the corporation who is a Stockholder of record at the time of giving of the notice provided for in this Section 3.6, who shall be entitled to vote at such meeting, who meets the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who complies with the notice procedures set for in this Section 3.6.
B.For business to be properly brought before any meeting by a Stockholder pursuant to clause (iii) above of Section 3.6A, the Stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days prior to the date of the meeting. A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the Stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such Stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such Stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. A Stockholder providing notice of any business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.6B shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the corporation (i) not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (ii) not later than seven (7) business days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).
C.Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.6. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in this Section 3.6, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.6, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.6.
Section 3.7 Presence by Telephone. To the extent allowed by the Board of Directors, Stockholders may participate in a meeting of the Stockholders by means of a conference telephone or similar communications equipment by which all participants in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.
Section 3.8 Quorum. The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Stockholders. If a quorum is present, action on a matter (other than the election of Directors as provided below) by the Stockholders is approved if the votes cast by the Stockholders favoring the action exceed the votes cast opposing the action unless provided otherwise (i) under the corporation's articles of incorporation, (ii) under the rights and preferences of any class or series of stock authorized, or (iii) under Nevada law. When a quorum is once present to organize a meeting, the Stockholders present may continue to do business at the meeting until adjournment even though enough Stockholders withdraw to leave less than a quorum.
Each Director shall be elected by the vote of a majority of the votes cast with respect to the Director’s election at any meeting of Stockholders for the election of Directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the notice of the meeting is first sent to the Stockholders of the corporation, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. The provisions of the foregoing sentence do not apply to vacancies filled by a vote of the Board of Directors under Section 4.3 of these By-laws. For purposes of this Section 3.8, a majority of the votes cast means that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election

(with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that Director’s election). In order for a nominee who already serves as a Director to become a nominee of the Board of Directors for service on the Board of Directors, the Director shall have tendered, prior to the mailing of the proxy statement for the annual or special meeting at which he or she is to be nominated for election as a Director, an irrevocable resignation that is contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for that purpose. In the event a nominee who already serves as a Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee (if there is one) or otherwise, such other committee designated by the Board of Directors, will make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision may each consider any factors and other information that they consider appropriate and relevant. Any Directors whose resignations are at issue shall not participate in the Board’s decision with respect to whether to accept or reject his or her resignation. If the Board of Directors accepts a Director’s resignation pursuant to this Section 3.8, or if a nominee for Director is not elected and the nominee does not already serve as a Director, then the Board of Directors may fill the resulting vacancy in accordance with the provisions of these By-laws or allow the vacancy to continue.
    Section 3.9 Adjournment. Any meeting of the Stockholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Notwithstanding the preceding sentence, if the Board of Directors fixes a new record date for the adjourned meeting with respect to who can vote at such meeting, then notice of the adjourned meeting shall be given to each Stockholder of record on the new record date who is entitled to vote at such meeting, which notice shall be given in accordance with the provisions of Section 3.4 hereof. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.
    Section 3.10 Voting Rights. Each Stockholder shall be entitled at each Stockholders' meeting to one vote for each share of the capital stock having voting power held by such Stockholder except as otherwise provided (i) under the corporation's articles of incorporation, or (ii) the corporation's certificate of rights, preferences and privileges filed in accordance with the laws of the State of Nevada, or (iii) as otherwise provided in Article VII of these By-laws. Neither treasury shares nor shares held by a subsidiary of the corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
    Section 3.11 Proxies. A Stockholder entitled to vote may vote in person or by proxy executed in writing by the Stockholder or by his attorney-in-fact. If any Stockholder designates two or more persons to act as proxies, a majority of those present at the meeting, or if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such Stockholder upon all of the persons so designated unless the Stockholder shall otherwise provide. A proxy shall not be valid after six (6) months from the date of its execution unless it is coupled with an interest, or unless a longer period is expressly stated in such proxy, which may not exceed seven (7) years from the date of its creation. Every proxy shall be revocable at the pleasure of the Stockholder executing it except as may be otherwise provided in the Nevada Revised Statutes.
    Section 3.12 Election Judges. The Board of Directors, or if the Board shall not have made the appointment, the chairman presiding at any meeting of Stockholders, shall appoint one or more persons to act as election judges to receive, canvass, certify and report the votes cast by the Stockholders at such meeting; but no candidate for the office of Director shall be appointed as an election judge at any meeting for the election of Directors.
    Section 3.13 Chairman of Meeting. The Chairman of the Board shall preside at all meetings of the Stockholders; and, in the absence of the Chairman of the Board, the Chief Executive Officer shall serve as chairman of the meeting.
    Section 3.14 Secretary of Meeting. The Secretary of the corporation shall act as secretary of all meetings of the Stockholders; and, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
    Section 3.15 Action by Consent of Stockholders. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if a written consent setting forth the action shall be signed by Stockholders holding at least a majority of the voting power, unless a greater vote is required (i) under the corporation's articles of incorporation, (ii) under the corporation's certificate of rights, preferences and privileges filed in accordance with the laws of the State of Nevada, or (iii) under Nevada law, in which event, such greater proportion of written consent shall be required. Any such consent shall be filed with the Secretary of the corporation and shall have the same force and effect as a unanimous vote of the Stockholders.
Section 3.16 Proxy Access.

(a)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of Stockholders, subject to the provisions of this Section 3.16, the corporation shall include in its proxy statement for such annual meeting, (i) as a nominee, in addition to any persons nominated for election by the Board of Directors or any committee thereof, any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a Stockholder, or a group of Stockholders, that satisfies the requirements of this Section 3.16 (the “Eligible Stockholder”) and that, acting via a designated representative who is an Eligible Stockholder, timely submits the notice required by this Section 3.16 (the “Notice of Proxy Access Nomination”) requesting to have its nominee included in the corporation’s proxy materials for such annual meeting pursuant to this Section 3.16, and (ii) the Required Information (as defined below in this Section 3.16) concerning such person. No person or entity may be a member of more than one group of Stockholders constituting an Eligible Stockholder with respect to any annual meeting. For purposes of this Section 3.16, the “Required Information” that the corporation will include in its proxy statement is the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, the information required for a Board nominee under Section 4.4 of these Bylaws and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.16, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b)    To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the corporation not less than one hundred twenty (120) nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting was made.

(c)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of Stockholders (the “Nominee Limit”) shall not exceed twenty (20%) percent of the total number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.16 (the “Final Proxy Access Nomination Date”) or if such amount is not a whole number, then rounded down to the next lower whole number, but not less than one (1). Any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 whom the Board of Directors decides to nominate as a nominee of the Board of Directors shall further reduce the Nominee Limit. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event the total number of Stockholder Nominees submitted by the Eligible Stockholders pursuant to this Section 3.16 exceeds the maximum number of nominees provided for in this Section 3.16. In the event the number of Stockholder Nominees submitted by the Eligible Stockholders pursuant to this Section 3.16 exceeds the maximum number of nominees provided for in this Section 3.16, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.16 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.16 from each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.
(d)    If the Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 3.16 or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting: (i) the corporation may, to the extent feasible, remove the name of the Stockholder Nominee and the Statement from the corporation’s proxy statement, remove the name of the Stockholder Nominee from its form of proxy and/or otherwise communicate to its Stockholders that the Stockholder Nominee will not be eligible for nomination at the annual meeting; and (ii) the Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a Stockholder’s Notice of Proxy Access Nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the Notice of Proxy Access Nomination provided pursuant to this Section 3.16.

(e)    For purposes of this Section 3.16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the Stockholder possesses both (i)

the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed or shares sold short by such Stockholder or of any of its affiliates, (B) borrowed by such Stockholder or any of its affiliates for any purposes or purchased by such Stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Stockholder’s or its affiliate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Stockholder or affiliate. For purposes of this Section 3.16, a Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A Stockholder’s ownership of shares shall be deemed to continue during any period in which the Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the Stockholder. A Stockholder’s ownership of shares shall be deemed to continue during any period in which the Stockholder has loaned such shares provided that the Stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice and recalls such loaned shares within five (5) business days after the date that the Stockholder receives notice from the corporation that any of its Stockholder Nominees will be included in the corporation’s proxy materials pursuant to this Section 3.16 and holds such shares through the date of the annual meeting. For purposes of this Section 3.16, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding. For purposes of this Section 3.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto in Rule 12b-2 under the Exchange Act.

(f)    In order to make a nomination pursuant to this Section 3.16, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the corporation’s outstanding capital stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation in accordance with this Section 3.16 and the record date for determining the Stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 3.16, the “Required Ownership Percentage” is five percent (5%) or more, and the “Minimum Holding Period” is three (3) years. For the avoidance of doubt, if a group of Stockholders aggregates ownership of shares to satisfy the Required Ownership Percentage, all shares held by each Stockholder constituting their contribution to satisfy the Required Ownership Percentage must be held by that Stockholder continuously for at least three (3) years. A group of two or more funds that are under common management and investment control shall be treated as one Stockholder or person to satisfy the Required Ownership Percentage. The term “family of funds” shall mean two or more investment companies or funds (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services.

(g)    Within the time period specified in this Section 3.16 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder (including any representative for any group of Stockholders acting as an Eligible Stockholder) must provide the following in writing to the Secretary of the corporation: (i) one or more written statements from the record holder of the shares owned by the Eligible Stockholder (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) such other information as may be reasonably requested by the corporation that each Eligible Stockholder (and each member of a group constituting an Eligible Stockholder) qualifies as such and has owned all shares being considered throughout the Minimum Holding Period; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iv) the information, representations and agreements that are the same as those that would be required to be set forth in a Stockholder’s notice of nomination delivered pursuant to Section 4.4 of these Bylaws; (v) a representation and agreement of the Eligible Stockholder that the Eligible Stockholder (including each member of any group of Stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) agrees not to distribute to any Stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and to file any such soliciting material with the Securities and Exchange Commission regardless of whether such filing is required under Regulation 14A under the Exchange Act, and (F) will provide facts and other information in all communications with the corporation and its Stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) a written consent to provide any information that the Board of Directors reasonably requests to determine that the Stockholder Nominee (A) would qualify as “independent” for the purposes of the audit committee membership under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of directors, (B) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (C) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (D) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), (E) is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee or whether the event occurred in the ten-year time period referenced in such Item and (F) is eligible to serve as a director of the corporation in accordance with the corporation’s Nominating Committee Charter as then in effect; (vii) a written consent to provide, at the reasonable request of the Board of Directors, any details of the position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the corporation or its affiliates) of the corporation, within the three (3) years preceding the submission of the Notice of Proxy Access Nomination; (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Stockholders or out of the information that the Eligible Stockholder provided to the corporation and (B) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually against any and all liabilities, losses, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 3.16; and (ix) in the case of a nomination by a group of Stockholders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

(h)    Within the time period specified in this Section 3.16 for delivering the Notice of Proxy Access Nomination, each Eligible Stockholder shall cause his, her or its Stockholder Nominee to deliver or cause to be delivered to the Secretary of the corporation: (i) a written representation and agreement that such Stockholder Nominee (A) understands his or her duties as a director under the Nevada Revised Statutes and agrees to act in accordance with those duties while serving as a director; (B) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote as a director on any issue or question to be decided by the Board of Directors, in any case, to the extent that such arrangement, understanding, commitment or assurance (x) could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as director of the corporation, with his or her fiduciary duties under applicable law or with any corporation policies and guidelines applicable to directors generally or (y) has not been disclosed to the corporation prior to or concurrently with the Eligible Stockholder’s submission of the Notice of Proxy Access Nomination; (C) if elected as a director, will comply with all applicable laws and stock exchange listing standards and the corporation’s policies and guidelines applicable to directors; (D) is not or will not become a party to any direct or indirect compensation or other monetary agreement, arrangement or understanding with any person or entity other than the corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation prior to or concurrently with the Eligible Stockholder’s submission of the Notice of Proxy Access Nomination; and (E) will provide facts and other information in all communications with the corporation and its Stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (ii) all completed and signed questionnaires required of directors, and such additional information as the corporation may determine necessary to permit the Board of Directors to make the determinations set forth in subparagraph (g)(vi) and (vii) of this Section 3.16.

(i)    In the event that any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its Stockholders ceases to be true and correct in any material respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of such defect in such previously provided information or communication and of the information that is required to correct any such defect.
(j)    The corporation shall not be required to include, pursuant to this Section 3.16, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) who is not “independent” for the purposes of the audit committee under the listing standards of each principal U.S. exchange on which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of Directors, in each case as determined by the Board of Directors, (ii) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (iii) who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the articles of incorporation, the rules and listing standards of any exchange upon which the common stock of the corporation is listed, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the corporation or its affiliates) of the corporation, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years or (vii) if such Stockholder Nominee or the Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) nominating such Stockholder Nominee fails to comply with any of its obligations or breaches any of its representations made under or pursuant to these Bylaws.
(k)    Notwithstanding anything to the contrary set forth herein, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Statement in support of the Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Board of Directors in good faith determines that (i) such information is not true in any material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) the inclusion of such information in the proxy statement would otherwise violate the applicable rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.

(l)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of Stockholders shall declare a nomination of a Stockholder Nominee by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of the vote of Stockholders of such annual meeting may have been received by the corporation, if (i) the Stockholder Nominee and/or the nominating Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) shall have failed to comply with any of its or their obligations or breached any of its or their representations under or pursuant to these Bylaws, as determined by the Board of Directors or the chairman of the meeting, or (ii) the nominating Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of Stockholders to present the nomination of such Stockholder Nominee pursuant to this Section 13.6.

(m)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of Stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 13.6 for the next two annual meetings.

(n)    Notwithstanding anything in these By-laws to the contrary, any Eligible Stockholder shall comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 13.6.

(o)    Rule 14a-8 Proposals. Nothing contained in Section 13.6 of these By-laws shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE FOUR
DIRECTORS
    Section 4.1 Management of Business. Subject to these By-laws, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors which shall have and which may exercise all of the powers that may be exercised or performed by the corporation.
    Section 4.2    Number, Qualification and Term of Office. The business and affairs of the corporation shall be managed by a Board of Directors which shall consist of eight (8) members. Each member of the Board of Directors of the corporation shall be elected as provided in Section 3.8 of these By-laws. None of the Directors need be a resident of the State of Nevada or hold shares of stock in the corporation. The Directors shall be elected at an annual or special meeting of the Stockholders. Each Director shall have a term of office of one year and until his successor shall have been elected and qualified, or until a director’s earlier resignation or removal.
    Section 4.3 Vacancies.
    A.    When Vacancies Occur. Vacancies in the Board of Directors shall exist in the case of happening of any of the following events: (1) the death, resignation or removal of any Directors; (2) a declaration of vacancy by the Board of Directors as provided in Paragraph B below; (3) the authorized number of Directors is increased by amendment of these By-laws; or (4) at any meeting of Stockholders at which the Directors are elected, the Stockholders fail to elect the full authorized number of Directors to be voted for at that meeting. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term in office. One or more vacancies on the Board of Directors shall not impair the authority of the remaining Directors to act on behalf of the corporation.
    B.    Declaration of Vacancy. The Board of Directors may declare vacant the office of any Director in either of the following cases: (1) if he is declared of unsound mind by an appropriate court order or convicted of a felony; or (2) if within sixty (60) days after notice of his election he does not accept the office either in writing or by attending a meeting of the Board of Directors.
    C.    Filling Vacancies. Unless the Articles of Incorporation or a provision of these By-laws approved by the Stockholders provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy. If the Directors remaining in office do not constitute a quorum of the Board, the Directors may fill the vacancy by affirmative vote of a majority of all the Directors remaining in office. Such appointment by the Stockholders or Directors shall continue until the expiration of the term of the Director whose place has become vacant.
    Section 4.4 Board Nominations. Nominations for election to the Board of Directors must be made by the Board of Directors or by a committee appointed by the Board of Directors for such purpose or by any Stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations by Stockholders must be preceded by notification in writing received by the Secretary of the corporation not less than one hundred twenty (120) days prior to any meeting of Stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:
(a)the name, age, residence, address, and business address of each proposed nominee and of each such person;
(b)the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;
(c)the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and
(d)a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.
The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.4, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.4.
Section 4.5 Compensation. For their services as Directors, the Directors may receive a fixed sum salary, stock grants and reimbursement of expenses of attendance at each meeting of the Board as approved by the Stockholders or Board of Directors from time to time. A Director may serve the corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.
ARTICLE FIVE
DIRECTORS' MEETINGS
    Section 5.1 Place of Meetings. The meetings of the Board of Directors may be held at the registered office of the corporation or at any place, within or without the State of Nevada, which a majority of the Board of Directors may, from time to time, designate.

    Section 5.2 Annual Meeting. The Board of Directors shall meet each year either: (i) immediately following the annual meeting of the Stockholders at the place such Stockholders' meeting was held, or (ii) at such other time, date and place as a majority of the Board of Directors may designate. At such annual meeting, Officers shall be elected and such other business may be transacted which is within the powers of the Directors. If held immediately after the Stockholders’ meeting, notice of the annual meeting of the Board of Directors need not be given.
    Section 5.3 Regular Meetings.
    A.    When Regular Meetings Held. Regular meetings of the Board of Directors (which includes the annual meeting) shall be held not less than every three (3) months.
        B.    Call of Regular Meetings. All regular meetings of the Board of Directors of the corporation shall be called by the Chairman of the Board or by the Chief Executive Officer.
    C.    Notice of Regular Meetings. Written notice of the time and place of the regular meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including facsimile transmission) at least two (2) business days before the meeting.
    Section 5.4 Special Meetings.
    A.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by any two Directors.
    B.    Notice of Special Meeting. Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including by email or facsimile transmission) at least twenty-four (24) hours before the meeting.
    Section 5.5 Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board, either before or after the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business on the grounds that the meeting has not been lawfully called or convened.
    Section 5.6 Purpose of Meeting. Neither the business to be transacted at a regular or special meeting, nor the purpose of such meeting, need be specified in the notice or waiver of notice of such meeting.
    Section 5.7 Presence by Telephone. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting.
    Section 5.8 Quorum. At meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business. Only when a quorum is present may the Board of

Directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of Directors in attendance shall be the acts of the Board.
    Section 5.9 Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.
    Section 5.10 Manifestation of Dissent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
    Section 5.11 Action by Consent. If all of the Directors, severally or collectively, consent in writing to any action taken or to be taken by the corporation and the writing or writings evidencing their consent are filed with the Secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.
    Section 5.12 Committees. The Board of Directors may from time to time, by majority resolution of the full Board of Directors, appoint from among its members such Committees as the Board may determine. The members of the Executive Committee, if there is one, may also include the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and such other persons designated by the Board of Directors. If an Executive Committee is formed, such Committee shall, during the interval between meetings of the Board, advise and aid the Officers of the corporation in all matters in the corporation's interest and the management of its business and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to the Executive Committee authority to exercise all powers of the Board, excepting powers which may not be delegated to such Committee under Nevada law, while the Board is not in session. Vacancies in the membership of any Committee which shall be so appointed by the Board of Directors shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. All committees shall keep regular minutes of their proceedings and report the same to the full Board when requested or required.

ARTICLE SIX
OFFICERS
    Section 6.1 Officers. The Officers of the corporation shall consist of those Officers, if any, as the Board of Directors shall designate from time to time. Upon such action by the Board of Directors, the officers of the corporation shall include a President or Presidents, Secretary and Treasurer and may also include a Chairman of the Board, Executive Chairman, Chief Executive Officer, a Vice Chairman of the Board, a Vice President or Vice Presidents, and Assistants to the Vice President, Secretary or Treasurer. The Officers shall be elected by and shall serve at the pleasure of the Board of Directors. The same individual may simultaneously hold more than one office in the corporation. The Board of Directors may designate one or more of the officers with the additional titles of Chief Operating Officer, Chief Financial Officer, Chief Technology Officer, Managing Director or similar title. The officers so designated shall have those duties incident to the respective designations, in addition to the duties set forth herein.
    Section 6.2 Duties of Officers. All Officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as hereinafter provided in these By-laws or as may be determined by action of the Board of Directors to the extent not inconsistent with these By-laws.
    Section 6.3 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. He shall, when present, preside at all meetings of the Board of Directors. He shall in general perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.
    Section 6.4 Vice Chairman of the Board. The Vice Chairman of the Board, if there is one, shall serve in the place of the Chairman of the Board in the absence of the Chairman. The Vice Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors from time to time.
    Section 6.5 Executive Chairman. If an Executive Chairman is designated, he shall perform such duties as shall have been assigned to him by the Board of Directors.
Section 6.6 Chief Executive Officer. The Chief Executive Officer shall have the responsibility for the general supervision of the day-to-day business affairs of the corporation. He shall be responsible for the day-to-day administration of the corporation, including general supervision of the implementation of the policies of the corporation, general and active management of the financial affairs of the corporation and may execute certificates for shares of the corporation, deeds, mortgages, bonds or other contracts under the seal of the corporation pursuant to authority (which may be general authority) from the Board of Directors except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. He shall the opportunity to preside at all meetings of the Directors and Stockholders (except when there is a separately elected Chairman of the Board present) and shall discharge the duties of a presiding officer. He shall present at each annual meeting of the Stockholders a report of the business of the corporation for the preceding fiscal year. The Chief Executive Officer shall also perform whatever other duties the Board of Directors may from time to time prescribe.
    Section 6.7 President. The corporation shall have one or more individuals designated as President, each with responsibility for the particular areas assigned to him by the Board of Directors. A President shall have the authority to execute certificates for shares of the corporation, deeds, mortgages, bonds or other contracts under the seal of the corporation pursuant to authority (which may be general authority) from the Board of Directors except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. A President shall also perform whatever other duties the Board of Directors may from time to time delegate to such Officer.
Section 6.8 Vice Presidents. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors or the Chief Executive Officer may designate the order of seniority of Vice Presidents, in the event there is more than one, and may designate one or more Vice Presidents as Senior Vice Presidents. The duties and powers of a President shall disburse first to the Senior Vice President or to the Vice Presidents in that President’s area of responsibility in the order of seniority specified by the Board of Directors or the Chief Executive Officer.
    Section 6.9 Secretary. The Secretary shall (i) keep minutes of all meetings of the Stockholders and Directors, (ii) have charge of the minute books, stock books and seal of the corporation, and (iii) perform such other duties and have such other powers as may, from time to time, be delegated to him by the Board of Directors or Chief Executive Officer.
    Section 6.10 Treasurer. The Treasurer shall:
        (1)    Funds - Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the corporation and shall deposit all such funds and other valuable effects in the name and to the credit of the corporation in such depositories as shall be authorized by the Board of Directors.
        (2)    Funds - Receipt. Give receipts for all moneys due and payable to the corporation.
        (3)    Funds - Disbursement. Disburse the funds of the corporation, keeping proper vouchers for such disbursements.
        (4)    Maintain Accounts. Keep and maintain adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.
        (5)    Other Duties. Perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or Chief Executive Officer.
    Section 6.11 Assistant Vice Presidents, Assistant Secretary and Assistant Treasurer. Assistants to the Vice Presidents, Secretary and Treasurer may be appointed and shall have such duties as shall be delegated to them by the Board of Directors or Chief Executive Officer.
    Section 6.12 Delegation of Duties. In case of the absence of any Officer of the corporation, or for any other reason and for any duration that the Board of Directors may deem advisable, the Board of Directors may delegate the powers or duties, or any of them, of such Officer to any other Officer, or to any Director, provided a majority of the entire Board concurs therein.
    Section 6.13 Removal of Officers. Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in the judgment of a majority of the members of the Board of Directors, the best interest of the corporation will be served thereby. The removal of any such Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, the election or appointment of an Officer shall not in and of itself create any contract rights.
    Section 6.14 Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The Officer so elected shall hold office until his successor is chosen and qualified.
    Section 6.15 Compensation. The Board of Directors shall prescribe or fix the salaries, bonuses, pensions, benefits under pension plans and profit sharing plans, stock option plans and all other plans, benefits and compensation to be paid or allowed to or in respect of (i) all Officers and any or all employees of the corporation, including Officers and employees who may also be Directors of the corporation and (ii) the Directors of the corporation, as such. Directors of the corporation shall not be disqualified from voting on their own or any other person's plan, benefit or compensation to be paid by the corporation merely because they or such other person is a Director or an Officer or an employee of the corporation. The Board of Directors may delegate these functions to any Officer not a Director except those determinations involving an Officer or Director.
ARTICLE SEVEN
LIMITATIONS OF OWNERSHIP BY NON-CITIZENS
    Section 7.1 For purposes of this Article VII, the following definitions shall apply:
(a)“Act” shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be amended from time to time.
(b)“Beneficial Ownership”, “Beneficially Owned” or “Owned Beneficially” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.
(c)“Foreign Stock Record” shall have the meaning set forth in Section 7.3.
(d)“Non-Citizen” shall mean any person or entity who is not a “citizen of the United States” (as defined in Section 40102 of the Act and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of a Non-Citizen.
(e)“Own or Control” or “Owned or Controlled” shall mean (i) ownership of record, (ii) beneficial ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Stock. Any determination by the Board of Directors as to whether Stock is Owned or Controlled by a Non-Citizen shall be final.
(f)“Permitted Percentage” shall mean 25% of the voting power of the Stock.
(g)“Stock” shall mean the outstanding capital stock of the corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article VII.

Section 7.2 It is the policy of the corporation that, consistent with the requirements of the Act, Non-Citizens shall not Own and/or Control more than the Permitted Percentage and, if Non-Citizens nonetheless at any time Own and/or Control more than the Permitted Percentage, the voting rights of the Stock in excess of the Permitted Percentage shall be suspended automatically in accordance with Sections 7.3 and 7.4 below.
Section 7.3 The corporation or any transfer agent designated by it shall maintain a separate stock record (the “Foreign Stock Record”) in which shall be registered Stock known to the corporation to be Owned and/or Controlled by Non-Citizens. It shall be the duty of each Stockholder to register his, her or its Stock if such Stockholder is a Non-Citizen. The Foreign Stock Record shall include (i) the name and nationality of each such Non-Citizen and (ii) the date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event the corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record so that the number of shares therein does not exceed the Permitted Percentage. Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration thereon.
Section 7.4 If at any time the number of shares of Stock known to the corporation to be Owned and/or Controlled by Non-Citizens exceeds the Permitted Percentage, the voting rights of Stock Owned and/or Controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any action of the Stockholders of the corporation shall, without further action by the corporation, be suspended. Such suspension of voting rights shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is not a Non-Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 7.3.
Section 7.5
A.The corporation by notice in writing (which may be included in the form of proxy or ballot distributed to Stockholders in connection with the annual meeting or any special meeting of the Stockholders of the corporation, or otherwise) may require a person that is a holder of record of Stock or that the corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Stock to certify in such manner as the corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:
(i)all Stock as to which such person has record ownership or Beneficial Ownership is Owned and Controlled only by citizens of the United States; or
(ii)the number and class or series of Stock owned of record or Beneficially Owned by such person that is Owned and/or Controlled by Non-Citizens is as set forth in such certificate.
B.With respect to any Stock identified in response to clause A(ii) above, the corporation may require such person to provide such further information as the corporation may reasonably require in order to implement the provisions of this Article VII.
C.For purposes of applying the provisions of this Article VII with respect to any Stock, in the event of the failure of any person to provide the certificate or other information to which the corporation is entitled pursuant to this Section 7.5, the corporation shall presume that the Stock in question is Owned and/or Controlled by Non-Citizens.
ARTICLE EIGHT
SEAL
    Section 8.1 Seal. The seal of the corporation shall be in such form as the Board of Directors may, from time to time, determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the words "Corporate Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these By-laws or by the Chief Executive Officer, or Board of Directors.
ARTICLE NINE
AMENDMENTS
    Section 9.1 Amendments. These By-laws may be amended at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors except as otherwise provided herein or except as prohibited by law.
ARTICLE TEN
INDEMNIFICATION
    Section 10.1 Definitions. As used in this Article, the term:
        A.    "Corporation" means this corporation and includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
        B.    "Director" means an individual who is or was a Director of the Corporation or an individual who, while a Director of the corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A Director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.
        C.    "Expenses" includes attorneys' fees.
        D.    "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
        E.    "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.
        F.    "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
        G.    "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal but shall include an action or suit by or in the right of the corporation only if such action or suit is to procure a judgment in the corporation's favor.
    Section 10.2 Basic Indemnification Arrangement.
        A.    Except as provided in subsections 10.2D and 10.2E below, the Corporation shall indemnify any Officer or Director in the event he is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
        B.     An Officer's or Director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 10.2A.
        C.    The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that any Officer or Director did not meet the standard of conduct set forth in subsection 10.2A.
        D.    The Corporation shall not indemnify any Officer or Director under this Article in connection with a proceeding by or in the right of the Corporation in which such Officer or Director was adjudged liable to the Corporation, unless and only to the extent the court in which the proceeding was brought or other court of competent jurisdiction determines upon application that in view of all circumstances of the case, the Officer or Director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
        E.    Indemnification permitted under this Article in connection with a proceeding is limited to liability and expenses actually and reasonably incurred in connection with the proceeding.
    Section 10.3 Advances for Expenses.
        A.    The Corporation shall pay for or reimburse the reasonable expenses incurred by an Officer or Director as a party to a proceeding in advance of final disposition of the proceeding if he furnishes the Corporation a written undertaking (meeting the qualifications set forth below in subsection 10.3B), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.
        B.    The undertaking required by subsection 10.3A above must be an unlimited general obligation of such Officer or Director but need not be secured and may be accepted without reference to financial ability to make repayment.

    Section 10.4 Authorization of and Determination of Entitlement to Indemnification.
        A.    The Corporation shall not indemnify any Officer or Director under Section 10.2 unless a separate determination has been made in the specific case that indemnification of such Officer or Director is permissible in the circumstances because he has met the standard of conduct set forth in subsection 10.2A or unless ordered by a court or advanced pursuant to Subsection 10.3; provided, however, that regardless of the result or absence of any such determination, to the extent that such Officer or Director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a Director or Officer, the corporation shall indemnify such Officer or Director against liability incurred by him in connection therewith.
        B.    The determination referred to in subsection 10.4A above shall be made, at the election of the Board of Directors:
        1.    By the Board of Directors of the Corporation by majority vote of a quorum consisting of Directors not at the time parties to the proceeding;
        2.    By special independent legal counsel:
                (a) selected by the Board of Directors in the manner prescribed in subparagraph 1 immediately above; or
                (b) if a quorum of the Board of Directors cannot be obtained under subparagraph 1 immediately above, selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or
        3.    By the Stockholders provided that shares owned by or voted under the control of Directors or Officers who are at the time parties to the proceeding may not be voted on the determination.
        C.    Evaluation as to reasonableness of expenses of an Officer or Director in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 10.4B above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 10.4B2 to select counsel.
    Section 10.5 Limitations on Indemnification of Officers and Directors. Nothing in this Article shall require or permit indemnification of an Officer or Director for any liability if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.
    Section 10.6 Witness Fees. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by an Officer or Director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.
    Section 10.7 Non-exclusivity, Etc. The rights of an Officer or Director hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such Officer or Director may have under the Corporation's By-laws or the Nevada Revised Statutes or otherwise.

    Section 10.8 Intent. It is the intention of this Corporation that this Article of the By-laws of this Corporation and the indemnification hereunder shall extend to the maximum indemnification possible under the laws of the State of Nevada and if one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, all of the remaining portions of this Article shall remain in full force and effect.
ARTICLE ELEVEN
DEALINGS
    Section 11.1 Related Transactions. No contract or other transaction between this corporation and any other firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this corporation are interested in or are members, Stockholders, governors or directors of such firm, association or corporation; and no contract, act or transaction of this corporation with any individual firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this corporation are parties to or interested in such contract, act or transaction or are in any way connected with such individual, firm, association or corporation. Each and every individual who may become a member of the Board of Directors of this corporation is hereby relieved from any liability that might otherwise exist from contracting with this corporation for the benefit of himself or herself or any firm, association or corporation in which he or she may in any way be interested. Notwithstanding the above, the provisions of this Section 11.1 shall be applicable only in the absence of fraud and only where the interest in such transaction of an interested party has been disclosed and the interested party, if a Director, has abstained from a vote thereon.
ARTICLE TWELVE
DIVIDENDS AND RESERVES
    Section 12.1 Dividends. The Board of Directors of the corporation may from time to time declare, and in such event the corporation shall pay, dividends on the corporation's outstanding shares in cash, property or the corporation's own shares, except when the corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or any applicable law, subject to the following:
    A.    Dividends may be declared and paid in the corporation's own shares out of any treasury shares that have been reacquired by the corporation.
    B.    Dividends may be declared and paid in the corporation's own authorized but unissued shares, provided that such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount at least equal to the aggregate par value of the shares to be issued as a dividend.
    C.    The corporation shall have the use of any cash or property declared as a dividend that is unclaimed until the time it escheats to the applicable jurisdiction. Any stock declared as a dividend or unclaimed shall be voted by the Board of Directors.
    Section 12.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created.
ARTICLE THIRTEEN
CORPORATE BOOKS AND RECORDS
    Section 13.1 Minutes of Corporate Meetings. The corporation shall keep at its principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Stockholders, with the time and place of holding, whether annual, regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.
    Section 13.2 Share Register. The corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Stockholders and their addresses, the number of shares held by each and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form.
ARTICLE FOURTEEN
GENERAL PROVISIONS
    Section 14.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
    Section 14.2 Authority for Execution of Contracts and Instruments. The Board of Directors, except as otherwise provided in these By-laws, may authorize any Officer or Officers, agent or agents to enter into any contract or execute and delivery any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specified instances; and, unless so authorized, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.
    Section 14.3 Signing of Checks, Drafts, Etc. All checks, drafts or other order for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

AS ADOPTED BY THE DIRECTORS OF THE CORPORATION ON MAY 1, 2006.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON OCTOBER 17, 2007.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON APRIL 24, 2008.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON OCTOBER 16, 2009.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON JANUARY 28, 2013.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON FEBRUARY 17, 2015.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON APRIL 24, 2018.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON OCTOBER 23, 2019.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON MAY 6, 2020.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON OCTOBER 18, 2021.

AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON JULY 25, 2022.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON JANUARY 30, 2024.
AS AMENDED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON JULY 23, 2024.